UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2020

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3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On February 5, 2020, Vyomesh I. Joshi notified the Board of Directors (the “Board”) of 3D Systems Corporation (the “Company”) of his intention to retire as President and Chief Executive Officer of the Company effective as of the date that his successor becomes President and Chief Executive Officer of the Company (the “Retirement Date”).

        In connection with Mr. Joshi’s decision to retire, he announced that he will resign as a member of the Company’s Board, effective as of the Retirement Date.

        At the request of the Board, Mr. Joshi will serve as a strategic advisor to the Company for a one-year period following his retirement. In connection with this advisory role, on February 6, 2020, the Company and Mr. Joshi entered into an Advisory Agreement (the “Advisory Agreement”).

        Pursuant to the Advisory Agreement, following the Retirement Date, Mr. Joshi will serve as a non-employee advisor to the Company for a period of 12 months (the “Advisory Period”). During the Advisory Period, Mr. Joshi will perform such tasks and provide such services to which his successor and Mr. Joshi mutually agree.

        Pursuant to the Advisory Agreement, Mr. Joshi will be entitled to receive an annual advisory payment equal to 50% of his base salary as of the Retirement Date, paid in 12 monthly installments during the Advisory Period. The Advisory Agreement provides that Mr. Joshi will continue to be eligible to receive his 2020 annual incentive award in the amount of up to 100% of his base salary as of the Retirement Date. Any 2020 annual incentive award will be based on the determination of the Board’s Compensation Committee based on individual and Company performance goals and will be pro-rated based on the Retirement Date. Mr. Joshi’s time-based equity awards will continue to vest through the Advisory Period with any unvested time-based equity awards forfeited on the last day of the Advisory Period. He will also continue to receive Company healthcare and other benefits available to other senior executives of the Company following the Retirement Date and through the Advisory Period.

        The preceding description of the Advisory Agreement is qualified in its entirety by the full text of the Advisory Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

        In connection with Mr. Joshi’s retirement, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 7.01.

        In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 (and in such press release) shall not be deemed “filed” with the Securities and Exchange Commission for purposes of the Securities Exchange Act of 1934, as amended, nor incorporated by reference in any registration statement filed by the registrant under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Advisory Agreement, between 3D Systems Corporation and Vyomesh I. Joshi, dated as of February 6, 2020

99.1	Press Release, dated February 6, 2020 (furnished pursuant to Item 7.01)

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: February 6, 2020	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Legal Officer and Secretary